Exhibit 99.1

Barclays Select Series: Building & Building Products August 8, 2017 1

Safe Harbor and Basis of Presentation Forward-Looking Statement Safe Harbor - This presentation includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, margin, supply, and/or demand for products which we distribute; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the "Risk Factors" section in our Annual Report on Form 10-K for the fiscal year ended April 30, 2017, and in our other periodic reports filed with the SEC. In addition, the statements in this presentation are made as of August 8, 2017. We undertake no obligation to update any of the forward looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to August 8, 2017. Use of Non-GAAP and Adjusted Financial Information - To supplement GAAP financial information, we use adjusted measures of operating results which are non-GAAP measures. This non-GAAP adjusted financial information is provided as additional information for investors. These adjusted results exclude certain costs, expenses, gains and losses, and we believe their exclusion can enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our operating performance by excluding non-recurring, infrequent or other non-cash charges that are not believed to be material to the ongoing performance of our business. The presentation of this additional information is not meant to be considered in isolation or as a substitute for GAAP measures of net income, diluted earnings per share or net cash provided by (used in) operating activities prepared in accordance with generally accepted accounting principles in the United States. 2

GMS at a Glance

GMS Overview

- #1 North American specialty distributor of interior construction products (1)
- Balanced mix of commercial and residential construction and of new construction and R&R
- Critical link between suppliers and highly fragmented customer base
- National scale combined with local expertise
- One-stop-shop for the interior contractor with broad product offering of 20,000+ SKUs
- Since the IPO, GMS has continued to execute on its strategy
  - Increased market share in wallboard by ~160 bps
  - Executed 8 acquisitions and opened 5 new greenfields
  - Increased FY17 net sales by 24.8% and Adj. EBITDA by 36.2% compared to FY16
  - Expanded Adj. EBITDA margins by 70 bps compared to FY16

Net Sales Breakdown (2)



Other
23%
Steel Framing
16%
Ceilings
15%
Wallboard
46%

Net Sales (2)



($ in millions, April FYE)
CAGR: 18.5%
$991
$1,162
$1,353
$1,570
$1,858
$2,319
FY-12
FY-13
FY-14
FY-15
FY-16
FY-17
% Growth
12% 17% 16% 16% 18% 25%

Gross Profit



($ in millions, April FYE)
CAGR: 21.4%
$287
$337
$402
$479
$593
$759
FY-12
FY-13
FY-14
FY-15
FY-16
FY-17
% Margin
29.0% 29.0% 29.7% 30.5% 31.9% 32.7%

Adjusted EBITDA (3)



($ in millions, April FYE)
CAGR: 42.5% (4)
$32
$57
$87
$114
$8
$106
$150
$12
$138
$198
$10
$188
FY-12
FY-13
FY-14
FY-15
FY-16
FY-17
% Margin (3)
3.3% 5.0% 6.4% 6.7% 7.4% 8.1%

(1) Based on sales of wallboard and ceilings. Wallboard share based on LTM 3/31/17 volume. Ceilings share based on LTM 3/31/17 sales.
(2) Net sales do not reflect net sales attributable to acquired entities for any period prior to their respective dates of acquisition. Breakdown based on FY2017 Net Sales.
(3) FY2015, FY2016 and FY2017 Adj. EBITDA includes approximately $8.1 million, $12.1 million and $10.0 million, respectively, from entities acquired in FY2015, FY2016 and FY2017 respectively, for the period prior to their respective dates of acquisition. However, Adj. EBITDA margin and the 4.75-year CAGR exclude the impact of the entities acquired for the period prior to their respective dates of acquisition. For a reconciliation of Adj. EBITDA to Net Income (loss), the most directly comparable GAAP measure, see Appendix.

3

National Platform With Local Presence And Independent Brands  GMS has an integrated national platform, but operates through over 50 local brands that are highly regarded in their markets  Branch managers are empowered and incentivized to run operations like entrepreneurs within parameters of the overall business model - GMS’s model ensures customer and product decisions are made by the individual with the best local market knowledge  GMS’s model generates significant economies of scale, while maintaining the high service levels, entrepreneurial culture, and the customer intimacy of a local business 4 Representative Local Brands GMS combines the benefits of national scale with a local “go-to-market” strategy

Product Overview

	Wallboard	Ceilings	Steel Framing	Other Products
Description	■ #1 Market Position ■ Used to finish the interior walls and ceilings in residential, commercial and institutional construction projects ■ Exterior wallboard	■ #1 Market Position ■ Suspended ceiling systems primarily comprised of mineral fiber, ceiling tile and grid ■ Architectural specialty ceilings systems	■ Steel framing products for interior walls ■ Sold into commercial applications, typically as part of a package with wallboard, ceilings and other products	■ Primarily consists of complementary interior construction products, including joint compound, finishing materials, tools and fasteners, safety products and EIFS (exterior insulation and finishing system)
Products	■ Various types of wallboard including: 1/2 inch standard (residential), 5/8 inch fire rated (commercial), foil backed, lead lined, moisture resistant, mold resistant and vinyl covered	■ Acoustical ceiling tiles (standard and architectural specialty) ■ Clips ■ Covered fiberglass ■ Ceiling tile grid ■ Hangers	■ Drywall steel ■ Flat stock ■ Plastering steel ■ Structural framing ■ Studs and track	■ Adhesives ■ EIFS ■ Insulation ■ Joint compound and plaster ■ Safety equipment ■ Tools and fasteners










5

A One-Stop-Shop for the Interior Contractor

GMS sells a complementary and complete product offering to the interior contractor who installs wallboard, ceilings, steel framing and all the ancillary products needed to complete the job

- **GMS Serves as a Critical Link Between Suppliers and a Highly Fragmented Customer Base**
  - Specialty wallboard distributors lead the *wallboard distribution* channel with ~65%
  - Specialty distributors account for ~90% of *ceilings distribution* channel

Key manufacturers

Wallboard

American Gypsum, Continental Building Products, CertainTeed, Georgia-Pacific, PABCO, USG, National Gypsum

Ceilings

Armstrong, USG, CertainTeed

Channel (1)

Wallboard:
- **Specialty Distributors (~65%)**
- Lumberyards (~15%)
- Big Box Retailers (~20%)

Ceilings:
- **Specialty Distributors (~90%)**
- Other (~10%)

"One-stop-shop" for the Interior Contractor


Steel Framing
Fasteners
Wallboard
Joint Compound
Ceilings
Tools
Safety Products
Insulation
Interior Contractor

(1) Based on management estimates. Highlighted boxes indicate channels in which GMS competes.

GMS

6

Highly Attractive Industry Structure  Number of U.S. suppliers declined from 12 in late 1990s to 7 today  The top 4 represent ~76% of the market (1)  Highly consolidated supplier base(2)  Average price increase of ~3% annually since 2007 (3)  GMS maintains a strong, long-standing relationship with the supplier of the leading ceiling tile brand, with exclusivity in many of GMS’s markets Other 4% 10% 26% 10% 13% 21% 16% Source: Management estimates. (1) (2) (3) Based on 2015 financials. Based on USG Corporation and Armstrong Ceilings public filings as of 2016 and management estimates. Based on USG Corporation’s public filings and management estimates. 7 Top 3 represent +95% Wallboard Ceilings Consolidated supplier base focused on price and margin optimization

Leading Specialty Distributor Poised for Continued Growth  Market Leader with Significant Scale Advantages – #1 North American Distributor of Wallboard and Ceilings  Differentiated Service Model Drives Market Leadership  Multiple Levers to Drive Above-Market Growth – Market Share, Greenfields, M&A, Operating Leverage  Capitalizing on Large, Diverse End Markets Poised for Continued Growth  Entrepreneurial Culture with Dedicated Employees and Experienced Leadership Driving Superior Execution 8

Market Leader with Scale Advantages

GMS's scale creates sustainable competitive advantages that are expected to reinforce its market position and lead to further market share gains

- **More than 200 branches across 42 states**
- **#1 position in wallboard and ceilings with approximately ~14.7% and ~16.7% market share, respectively**
- **National scale and leading market positions drive:**
  - Purchasing advantage over smaller competitors
  - Access to market leading ceilings (with exclusivity in many markets) and wallboard brands
  - Ability to sell to large homebuilders and commercial contractors on a national basis

Virtuous Cycle Creates Defensible Market Position



#1 Market Position
Advantageous Purchasing
Greater Product Availability & Resources for Investment
Differentiated Service Model
Market Share Gains

National Scale Combined With Local Expertise



GMS Branch Locations
GMS Headquarters

GMS GYPSUM MANAGEMENT & SUPPLY

Source: Gypsum Association and GMS data.

9

Differentiated Service Model Drives Market Leadership reaching the end customer support, expertise, and sourcing rentiated Weight And Delivery Requirements e Model execution technology and equipment 10 Logistics Execution is Critical Given  Reputation for best-in-class delivery  Strong processes, sequenced loading, coordinated delivery, and leading  Customized delivery plan and unique degree of quality control Superior Safety Track Record is Highly Valued by CustomersDiffe Servic  Network of Regional Safety Managers  Strict and consistent safety procedures  Safety protocol critical to larger commercial contractor customers Approximately 600 Salespeople Helping Customers Succeed in the Market Place  Deep technical expertise and knowledge of local markets  Key intermediary for suppliers in  Provides business development, bid Breadth of Product Availability Differentiates GMS from Smaller Competitors  Ensures product availability  Access to latest product innovations; significant customer for its top suppliers  Leading ceiling tile line with exclusivity in certain markets GMS believes it sets the industry standard in product availability, customer support, delivery execution and safety; this differentiated service model has driven attractive gross profit margins

Best-in-Class Delivery Execution Drives Margin  Distributing wallboard requires a high degree of logistics and service expertise due to: - Product characteristics: High weight to value ratio, easily damaged and cannot be left outside - Delivery requirements: Typically delivered with special equipment to a specific room often before or after normal business hours  Allows for competitive differentiation and drives higher gross profit margins 1 2 3 4 5 Initial Job Site Inspection Sequenced Loading Process Customized Delivery Plan Coordinating Delivery Quality Control 11 Best-in-class delivery requires a very well trained, coordinated and motivated staff, along with strict and consistent safety procedures, technology and equipment

Strong Gross Margin Profile $2,319 $1,353 FY-12 FY-13 FY-14 FY-15 FY-16 FY-17 Net Sales Gross Margin $308 $306 $306 $289 $253 $219 leverage on rising sales FY-12 FY-13 FY-14 FY-15 FY-16 FY-17 Wallboard Price/MSF Gross Margin Note: Fiscal year end April 30th. (1) Gross margin represents the total gross margin of the entire Company. 12 Significant profit and operating 30.5% 31.9% 32.7% 29.7% 29.0% 29.0% Gross margin growth generally not dependent on rising wallboard prices Wallboard Price vs Gross Margin (1) Gross margin contribution diversified across product and end markets $1,858 32.7% $1,570 31.9% $1,162 30.5% $991 29.7% 29.0% 29.0% Gross margin increase of ~370 bps since FY2013 Net Sales vs Gross Margin (1) Gross Margin Profile Enhanced profitability through market leadership, purchasing opportunities and price optimization across all product categories

Multiple Levers to Drive Growth  Continued Market Share Gains  Greenfield Branch Openings  Capitalize on “Other Products” Category Growth Opportunities $198  Strategic Acquisition Opportunities in Highly Fragmented Market  Expanding in New and Existing Markets to Enhance Strategic Capabilities FY-12 FY-13 FY-14 FY-15 FY-16 FY-17  Well Diversified End Markets with Significant Room for Continued Expansion 14.7% 14.3% 13.1% 9.9% 8.8%  Operating leverage  Operational excellence 8.6% (2) (3) (4) (5) CY2010 CY2011 CY2012 CY2013 CY2014 CY2015 CY2016 LTM Q1 CY2017 (1) FY2015, FY2016 and FY2017 PF Adj. EBITDA includes approximately $8.1 million, $12.1 million and $9.5 million, respectively, from entities acquired in FY2015, FY2016 and FY2017, respectively, for the period prior to their respective dates of acquisition. However, Adj. EBITDA margin and the 5-year CAGR exclude the impact of the entities acquired for the period prior to their respective dates of acquisition. For a reconciliation of Adj. EBITDA to Net Income (loss), the most directly comparable GAAP measure, see Appendix. Includes the wallboard volume from entities acquired in calendar 2014 assuming that the entities were acquired on January 1, 2014. Includes the wallboard volume from entities acquired in calendar 2015 assuming that the entities were acquired on January 1, 2015. Includes the wallboard volume from entities acquired in calendar 2016 assuming that the entities were acquired on January 1, 2016. Includes the wallboard volume from entities acquired in FY2016 and FY2017 assuming that the entities were acquired on April 1, 2016. (2) (3) (4) (5) 13 Margin Expansion (5) 11.1% 9.4% GMS Wallboard Market Share ’10–’16 share gain: ~610 bps Market Growth % Margin (1) 3.3%5.0%6.4%6.7%7.4%8.1% Strategic Acquisitions $150 $10 $188 $114 $12 $138 $87 $8 $106 $58 $32 CAGR: 42.5% (1) Organic Growth Pro Forma Adjusted EBITDA (1) Strong track record of executing profitable growth strategy

Strong History of Market Share Gains

Proven history of growing faster than the market and gaining share

Growth Drivers

Significant Competitive Advantages:

- **Scale and leading market positions** drive competitive advantage
- **Breadth of product availability** and access to leading brands and latest product innovations
- Highly trained workforce delivering **differentiated service** offering
- High degree of logistics capabilities and expertise, and **best-in-class execution**

Initiatives:

- Continue to **expand retail showroom** network within its branches
- Capitalize and expand on its national **homebuilder** relationships
- Continue to strengthen relationships with manufacturers and customers via **GMS's national sales expo** and similar events
- **Deliver the latest product innovations** in order to continue to provide holistic solutions to its customers

Above Market Growth (1)



GMS Wallboard Market Share
CY2016 (4)
21.8%
11.8%
14.3%
CY2015 (3)
21.7%
2.6%
13.1%
CY2014 (2)
17.3%
4.9%
11.1%
CY2013
14.8%
8.4%
9.9%
CY2012
17.3%
10.0%
9.4%
CY2011
2.4%
0.8%
8.8%
GMS Wallboard Volume Growth
North American Wallboard Volume Growth

(1) Source: Gypsum Association and GMS data.
(2) Includes the wallboard volume from entities acquired in FY2014 and FY2015 assuming that the entities were acquired on January 1, 2014.
(3) Includes the wallboard volume from entities acquired in FY2015 and FY2016 assuming that the entities were acquired on January 1, 2015.
(4) Includes the wallboard volume from entities acquired in FY2016 and FY2017 assuming that the entities were acquired on January 1, 2016.

GMS GYPSUM MANAGEMENT & SUPPLY

14

Attractive Acquirer with Significant Consolidation Opportunity

Employee-centric culture and industry track record position GMS to drive additional growth through acquisitions

Acquisition Strategy

Industry Structure:

- **Large, highly fragmented industry comprised of hundreds of competitors**
- Similar business operations enable efficient integration

Acquisition Strategy:

- Criteria: leading capabilities in targeted new markets / increase existing network density / enhance strategic capabilities
- Fit GMS culture and platform
- Deliver scale benefits
- **Attractive purchase price multiples**
- Dedicated M&A team

Robust Track Record:

- Fiscal 2017: ~$216mm LTM sales, 16 branches (1)
- Fiscal 2016: ~$209mm LTM sales, 25 branches (1)
- Fiscal 2015: ~$118mm LTM sales, 11 branches (1)

Pipeline:

- Significant portion of the market is comprised of local, independent competitors representing significant opportunity
- Maintain active dialogue with many potential targets

Recent GMS Acquisitions

Acquisition	Quarter	Rationale
ASI Building Products Aug 1, 2017	FY18 Q2	Three branches with LTM sales of $24.5 million Further strengthens GMS's leading presence in Michigan Founded in 1988
Grabber Construction Products Feb 1, 2017	FY17 Q4	One branch with LTM sales of $11.7 million Expands existing presence in Hawaii Founded in 1974
ips Interior Products Supply Dec 5, 2016	FY17 Q3	One branch with LTM sales of $12.3 million Strategic entrance into northeastern Indiana Founded in 1984
Ryan Oct 31, 2016	FY17 Q2	Three branches with LTM Sales of $27.0 million Nice geographic fit with FY16 Q3 MI acquisition Founded in 1965
UNiTED Oct 3, 2016	FY17 Q2	Three branches with LTM Sales of $30.0 million Strategic entrance into south central Ohio Founded in 1996
OLYMPIA Building Supplies Sept 1, 2016	FY17 Q2	Three branches with LTM Sales of $52.9 million Strategic entrance into south Florida Founded in 2008
Steven Kempf Building Materials Aug 29, 2016	FY17 Q2	One branch with LTM Sales of $46.8 million Strategic entrance into the greater Philadelphia metropolitan area Founded in 1994

(1) Represents LTM sales of companies acquired during the fiscal year

GMS Gypsum Management & Supply

15

Significant Opportunity to Further Expand the Platform

GMS has a significant opportunity to expand its geographic footprint in under-served and under-penetrated markets through greenfields and acquisitions

- GMS has a demonstrated history of successful expansion through greenfields and acquisitions
- GMS has limited or no presence in just under 40% of the top 100 MSAs in the U.S.
- Significant opportunity for share gains in new and existing markets over time



Current GMS Branch
MSA with limited or no GMS Presence(1)
GMS Headquarters
Canada
WA
OR
ID
MT
WY
ND
SD
NE
KS
CO
UT
NV
CA
AZ
NM
OK
TX
MN
IA
MO
AR
LA
MS
AL
GA
TN
IL
IN
OH
WI
WV
VA
NC
SC
FL
PA
NY
VT
NH
ME
MA
CT
RI
AK
HI

(1) GMS currently has limited or no branches in the areas identified as an MSA with limited or no GMS presence. There can be no assurance that GMS will be able to expand into any of these areas. Additionally, in the event GMS takes measures to expand into these areas, there can be no assurance that GMS will be successful, and any such expansion will be subject to several risks including those discussed under the heading "Risk Factors" in the Registration Statement that the Company has filed with the SEC for the offering to which this presentation relates.

16

Large Specialty Distribution Market Opportunity

Large, fragmented market with top four specialty distributors representing only ~53% of the market [(1)]

- North American market for distribution of wallboard, ceilings and complementary products generated **$16 billion in net sales in the twelve months ended December 31, 2016**
  - **$13 billion served through specialty distributors**; $3 billion served by big boxes, lumberyards and other channels
- Specialty distribution remains **highly fragmented** - a few larger players and ~400 local & regional participants

North American Market	Specialty Distributors Market Share



($ in billions)
$13
$3
Specialty Distributors
Other Channels
($ in billions)
~$6
~$7
~400 Smaller Competitors - ~47%
Top 4 - ~53%

Source: Management estimates and public filings.

(1) Represents GMS, L&W Supply, Foundation Building Materials and Allied (Ceilings and Wallboard) revenue.

17

Significant Opportunity to Drive Earnings Growth Operating leverage on branch cost structure - Distribution network has historically supported significantly higher volumes per branch - Leads to operating leverage on the fixed costs at the branches (Wallboard volume in million square feet)  30 14% 13% 12% 25 10% 20 Operating excellence initiatives - Pricing optimization, enhanced fleet utilization and working capital management to yield continued efficiencies  8% 15 6% 10 4% Favorable Pricing Environment - Consolidated gypsum and ceiling supplier bases - Increased demand and tighter capacity among distributors  5 2% 0 0% FY2006 FY2011 FY2017 Wallboard volume / branch Branch EBITDA margin Note: Fiscal year end April 30th. (1) Branch EBITDA margin calculated as Adj. EBITDA plus corporate expense divided by net sales. 18 24 9% 4% 17 11 Significant Branch Operating Leverage (1) Positioned to benefit from significant operating leverage and operational excellence initiatives to deliver enhanced profitability

Capitalizing on Large and Diverse End Markets Poised for Continued Growth (Billions square feet) (Seasonally Adj. starts in millions) 4.6% 1.4 1.3 3.6% 0.9 Long-Term Mean (1) Long-Term Mean(1) Long-Term Mean(2) 2015 2016 2015 2016 2015 2016 (1) Since 1970. Private residential fixed investment as a percent of GDP since 1950. (2) 19 1.0 1.21.2 3.8% New Commercial Construction Residential R&R Activity Residential Housing Starts GMS’s business mix is diversified across commercial and residential as well as new construction and R&R end markets, all of which are expected to continue to see robust growth

Entrepreneurial Culture And Experienced Leadership Driving Superior Execution  Senior management averages over 25 years in the industry and over 20 years with GMS  VPs of Operations across all seven geographic divisions have 30+ years of industry experience and have worked with GMS for 25+ years on average  Significantly enhanced Yard Support Center team with new leaders in finance, M&A, HR and legal  Unique culture combining a results driven environment with a highly entrepreneurial, self starter attitude  Attractive variable compensation structure, consisting of tiered, profit-based structure which incentivizes superior performance  Delivering consistent, above market growth  Unwavering focus on operational excellence drives enhanced margin expansion and earnings growth 20 Proven Track Record Entrepreneurial / Ownership Culture Significant Experience In The Industry

Financial Highlights   Proven track record of driving consistent above market growth and share gains Above-Market Growth Ability to deliver superior service and a comprehensive product suite   Well positioned to capitalize on growth in construction end markets Attractive End Market Dynamics Balanced exposure to residential, commercial and R&R end-markets providing tailwinds across the cycle   Poised to benefit from significant operating leverage Continued margin improvement Ongoing focus on cost management and operational efficiency Attractive Cash Flow Dynamics  Low capex requirements to fund growth 21 21 Well positioned to drive continued above-market growth

FY 2017 Highlights    Net sales increased 24.8% to $2.32 billion Base business net sales up 10.0% (10.5% on a per day basis) Wallboard unit volume grew 21.6% to 3,457 million square feet Above-Market Growth    Net income significantly increased 289.1% to $48.9 million Gross profit increased 27.9% to $758.6 million Adjusted EBITDA grew 36.2% to $188.2 million Continued Profit Improvement   Completed 8 acquisitions adding 16 branches in FY 2017 Closed 23 acquisitions representing 53 branches since FY 2013 Accretive Acquisitions   Significant improvement in leverage to 2.9x net debt / LTM Pro Forma Adjusted EBITDA In Q1 2018, expanded First Lien Term Loan by another $100 million, extended maturity to 2023, reduced the rate by 50 bps and used the net proceeds of $94 million to pay down ABL facility Attractive Capital Structure 22

Profitable Sales Expansion in Fiscal 2017 Adj. EBITDA ($ mm) $200 Base Business (1) ($ in millions) Fiscal YOY Grow th Per Day (2) FY16 FY17 Actual WB Volume (MSF) WB Price ($ / MSF) 2,843 306 3,457 306 21.6% (0.1%) 8.5% 8.9% $150 $ $ $100 Net Sales Wallboard Ceilings Steel Framing Other Products Total Net Sales $ 871.0 297.1 281.3 408.8 $ 1,058.4 341.0 374.2 545.6 21.5% 14.8% 33.0% 33.5% 7.6% 7.9% 14.6% 13.9% 8.0% 8.3% 15.0% 14.4% $50 $0 1,858.2 2,319.1 24.8% 10.0% 10.5% Fiscal 2016 Fiscal 2017 Shipping Days 254 253 Margin (3): 7.4% 8.1% Gross Profit ($ mm) $900  Gross margin increased 80 basis points, primarily driven by improved product costs and, to a lesser extent, product mix 32.7% 33.0% 31.9% $800 $700 $600 $500 $400 $300 $200 $100 $0  Adjusted EBITDA grew 36.2% to $188.2 million reflecting stronger sales activity and higher gross margin 32.0% 31.0%  Adjusted EBITDA margin improved 70 basis points to 8.1% as a percentage of net sales reflecting better product margins 30.0% 29.0% 28.0% Fiscal 2016 Fiscal 2017 Gross Margin Gross Profit (1) When calculating our “base business” results, we exclude any branches that were acquired in the current fiscal year, prior fiscal year and three months prior to the start of the prior fiscal year. Base Business YOY growth adjusted for the difference in shipping days. For a reconciliation of Adj. EBITDA to Net Income (loss), the most directly comparable GAAP metric, see Appendix. (2) (3) 23 $758.6 $593.2 Commentary Fiscal 2017 Gross Profit & Margin $188.2 (5) $138.2 Fiscal 2017 Performance Fiscal 2017 Adjusted EBITDA (3) Tailored investments in Yard Support Center, IT and branch talent to support growth are paying off

One-Stop-Shop Outsized Impact on Other Products Sales Net Sales ($ mm) $145.1 150.0 100.0 Steel Framing Fasteners 50.0 Joint Compound Wallboard - Fiscal Q4 2016 Fiscal Q4 2017 Acquisitions Base Business Net Sales ($ mm) 600.0 $545.6 500.0 400.0 300.0 200.0 100.0 - Ceilings Tools Safety Products Insulation Fiscal 2016 Fiscal 2017 Acquisitions Base Business Represents complementary product (other products) 24 $408.8 $135.4 $48.8 $410.2 $360.0 Fiscal 2017 Other Products Net Sales $122.4 $39.8 $23.8 $105.3 $98.6 Fiscal Q4 2017 Other Products Net Sales “One-Stop-Shop” for the Interior Contractor GMS sells a complementary and complete product offering to the interior contractor who installs wallboard, ceilings and steel framing, and supplies all ancillary products needed to complete the job

Attractive Capital Structure

Commentary

- Leverage of 2.9x FY 2017 Net Debt / Pro Forma Adj. EBITDA as of 4/30/17, down from 4.3x Net Debt / Pro Forma Adj. EBITDA as of 4/30/16
- Substantial liquidity, with $15 million of cash and an additional $231 million undrawn on the ABL facility, as of 4/30/17
- In Q2 2017, increased First Lien Term Loan, maturing 2021, by $100 million, reduced the rate by 25bps and used the net proceeds to pay down ABL facility
- In Q3 2017, expanded ABL Credit Agreement to $345 million, reduced rate by 25 bps, extended maturity to 2021
- In Q1 2018, expanded First Lien Term Loan by another $100 million, extended maturity to 2023, reduced the rate by 50 bps and used the net proceeds to pay down ABL facility

Leverage Summary

($ in millions)	4/30/14 FYE	4/30/15 FYE	4/30/16 FYE	4/30/17 FYE
Cash	$33	$12	$19	$15
Asset-Based Revolver	-	17	102	103
First Lien Term Loan	390	386	382	478
Second Lien Term Loan	160	160	160	-
Capital Lease and Other	2	10	14	14
Total Debt [1]	**$552**	**$573**	**$658**	**$595**
PF Adj. EBITDA [2]	$87	$114	$150	$198
Total Debt / PF Adj. EBITDA	6.3x	5.0x	4.4x	3.0x
Net Debt / PF Adj. EBITDA	6.0x	4.9x	4.3x	2.9x

Net Debt / PF Adjusted EBITDA



6.0x
4.9x
4.3x
2.9x
4/30/14
4/30/15
4/30/16
4/30/17

(1) Includes unamortized discount and deferred financing costs. Numbers may not add up due to rounding.
(2) PF Adjusted EBITDA includes the earnings of acquired entities from the beginning of the periods presented to the date of such acquisitions, as well as certain purchasing synergies and cost savings, as defined in and permitted by the ABL Facility and the First Lien Facility, and which is used in the calculation of certain baskets to covenants in the Company's debt agreements, including in connection with the Company's ability to incur additional indebtedness. PF Adjusted EBITDA for the fiscal years ended 4/30/17, 4/30/16 and 4/30/15 include PF adjustments of $9.5 million, $12.1 million and $8.1 million, respectively. For a reconciliation of PF Adjusted EBITDA to net income, the most directly comparable GAAP metric, see Appendix.

GMS

25

Unsaved Document / 2/6/2014 / 22:45 Appendix

Summary Quarterly Financials

(In millions, except per share data) *(Unaudited)*	1Q16	2Q16	3Q16	4Q16	FY16	1Q17	2Q17	3Q17	4Q17	FY17
Wallboard Volume (MSF)	681	700	646	816	2,843	818	891	842	906	3,458
Wallboard Price ($ / '000 Sq. Ft.)	$ 310	$ 306	$ 305	$ 305	$ 306	$ 307	$ 303	$ 303	$ 311	$ 306
Wallboard	$ 211	$ 214	$ 197	$ 249	$ 871	$ 251	$ 270	$ 255	$ 282	$ 1,058
Ceilings	79	75	65	78	297	86	85	82	87	341
Steel framing	67	70	66	78	281	84	96	94	100	374
Other products	95	99	92	122	409	128	140	132	145	546
Net sales	452	458	420	527	1,858	550	592	563	615	2,319
Cost of sales	312	314	286	353	1,265	371	399	377	414	1,561
Gross profit	141	144	134	174	593	179	193	186	201	759
Gross margin	*31.1%*	*31.4%*	*31.9%*	*33.0%*	*31.9%*	*32.5%*	*32.6%*	*33.0%*	*32.7%*	*32.7%*
Operating expenses:										
Selling, general and administrative expenses	110	114	112	133	470	135	150	147	153	585
Depreciation and amortization	16	15	16	17	64	16	17	18	18	69
Total operating expenses	126	130	128	150	534	151	167	166	171	654
Operating income (loss)	15	14	6	24	59	28	26	20	30	104
Other (expense) income:										
Interest expense	(9)	(9)	(9)	(9)	(37)	(8)	(7)	(7)	(7)	(29)
Change in fair value of financial instruments	-	-	-	(0)	(0)	(0)	-	-	(0)	(0)
Write-off of discount and deferred financing costs	-	-	-	-	-	(5)	(1)	(0)	-	(7)
Other income, net	1	0	1	2	4	1	0	1	2	4
Total other (expense), net	(9)	(9)	(9)	(7)	(34)	(12)	(8)	(7)	(6)	(33)
Income (loss) from continuing operations, before tax	6	5	(3)	17	25	15	18	14	25	72
Income tax expense (benefit)	3	3	(1)	8	13	6	1	5	10	23
Net income (loss)	$ 3	$ 3	$ (2)	$ 9	$ 13	$ 9	$ 17	$ 8	$ 14	$ 49
Weighted average shares outstanding:										
Basic	32,677	32,738	32,891	32,893	32,799	38,201	40,943	40,943	40,956	40,260
Diluted	32,831	32,898	32,891	33,155	33,125	38,602	41,320	41,578	41,759	41,070
Net income (loss) per share:										
Basic	$ 0.09	$ 0.09	$ (0.07)	$ 0.27	$ 0.38	$ 0.24	$ 0.42	$ 0.20	$ 0.35	$ 1.21
Diluted	$ 0.09	$ 0.09	$ (0.07)	$ 0.27	$ 0.38	$ 0.24	$ 0.42	$ 0.20	$ 0.34	$ 1.19

Note: Fiscal year end April 30.

27

Quarterly Net Sales ($ in millions) (Unaudited) Base Business (1) (2) Acquisitions (2) Total Net Sales Business Days (3) Net Sales by Business Day Base Business Branches (4) (5) Acquired Branches (5) Total Branches Note: Fiscal year end April 30. (1) When calculating our “base business” results, we exclude any branches that were acquired in the current fiscal year, prior fiscal year and three months prior to the start of the prior fiscal year. (2) FY16 quarterly sales from acquisitions have been updated in accordance with our presentation of base business for the FY17 vs. FY16 comparative period. (3) Total business days for FY17 were 253. (4) Includes greenfields, which we consider extensions of “base business.” (5) FY16 acquired branches have been updated to reflect the number of acquired branches that are included within the sales from acquisitions 28 FY18 Business Days 1Q1864 days (+1) 2Q1865 days 3Q1862 days 4Q18 63 days FY18254 days (+1) 1Q162Q163Q164Q16 FY16 1Q172Q173Q174Q17 FY17 $428$432$379$451 25264176 $ 1,690 168 $467$479$438$476 83113125139 $ 1,860 459 $452$458$420$527 64646165 $7.1$7.2$6.9$8.1 149151152153 782633 $ 1,858 254 $7.3 153 33 $550$592$563$615 63656263 $8.7$9.1$9.1$9.8 153156156157 37474848 $ 2,319 253 $9.2 157 48 156159178186 186 190203204205 205

Quarterly Net Income to Adjusted EBITDA Commentary A. Represents non-cash compensation expenses related to stock appreciation rights agreements B. Represents non-cash compensation expense related to changes in the fair values of noncontrolling interests C. Represents non-cash equity-based compensation expense related to the issuance of stock options D. Represents severance and other costs permitted in calculations under the ABL Facility and the First Lien Facility E. Represents one-time costs related to our initial public offering and acquisitions (including the Acquisition) paid to third party advisors, including fees to financial advisors, accountants, attorneys and other professionals as well as costs related to the retirement of corporate stock appreciation rights. Also included are one-time bonuses paid to certain employees in connection with the Acquisition F. Represents management fees paid to AEA, which were discontinued after the IPO. 1Q17 includes fees paid for the month of May G. Non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value H. Represents costs paid to third party advisors related to the secondary public offerings of our common stock I. Mark-to-market adjustments for certain financial instruments J. Represents costs paid to third party advisors related to debt refinancing activities. K. Pro forma impact of earnings from acquisitions from the beginning of the LTM period to the date of acquisition 29 Adjusted EBITDA Reconciliation ( $ in 000s) (Unaudited) Net Income (Loss) Add: Income Tax Expense Less: Interest Income Add: Interest Expense Add: Depreciation Expense Add: Amortization Expense EBITDA Adjustments Stock appreciation rights expense (benefit) (A) Redeemable noncontrolling interests (B) Equity-based compensation (C) Severance and other permitted costs (D) Transaction costs (acquisition and other) (E) Loss (gain) on disposal of assets AEA management fee (F) Effects of fair value adjustments to inventory (G) Secondary Public Offering (H) Interest rate swap / cap mark-to-market (I) Debt Related Costs (J) Total Add-Backs Adjusted EBITDA Contributions from acquisitions (K) Pro-forma Adjusted EBITDA 1Q16 2Q16 3Q16 4Q16 FY16 1Q17 2Q17 3Q17 4Q17 FY17 $ 3,011 $ 2,825 $ (2,212) $ 8,940 2,855 2,623 (819) 7,925 (230) (208) (247) (243) 9,257 9,260 9,473 9,428 7,273 6,465 6,469 6,460 8,792 8,797 9,540 10,419 $ 30,958 $ 29,762 $ 22,204 $ 42,929 594 692 337 365 554 451 167 (292) 498 863 728 610 557 824 52 (1,054) 415 1,340 1,057 939 (25) 305 (205) (720) 562 563 562 563 - - 786 223 - - - - - - - 19 - - - - $ 3,155 $ 5,038 $ 3,484 $ 653 $ 34,113 $ 34,800 $ 25,688 $ 43,582 $ 12,564 12,584 (928) 37,418 26,667 37,548 $ 9,163 $ 17,224 $ 8,227 $ 14,272 6,159 710 5,363 10,422 (43) (35) (23) (51) 13,003 8,620 7,642 7,198 6,382 6,548 6,465 6,170 9,413 10,820 11,851 11,591 $ 44,077 $ 43,887 $ 39,525 $ 49,602 (92) (144) (498) 882 292 2,531 256 457 673 686 622 553 140 118 57 (472) 654 1,827 566 (798) (198) 68 (114) (94) 188 - - - 164 457 155 170 - - - 1,385 43 89 109 141 - - - 265 $ 1,864 $ 5,632 $ 1,153 $ 2,489 $ 45,941 $ 49,519 $ 40,678 $ 52,091 $ 48,886 22,654 (152) 36,463 25,565 43,675 $ 125,853 1,988 880 2,699 379 3,751 (645) 2,250 1,009 - 19 - $ 177,091 148 3,536 2,534 (157) 2,249 (338) 188 946 1,385 382 265 $ 12,330 $ 11,138 $ 138,183 $ 188,229 12,093 9,500 $ 150,276 $ 197,729

Net Income to Adjusted EBITDA

Adjusted EBITDA Reconciliation

($ in 000s)
(Unaudited)

		2015	2014 (1)	2013	2012
Net income (loss)		$ (11,697)	$(219,814)	$(182,627)	$ (7,830)
Income tax expense (benefit)		(6,626)	(240)	11,534	2,658
Discountinued operations, net of tax		-	-	-	(362)
Interest income		(1,010)	(922)	(798)	(885)
Interest expense		36,396	7,180	4,413	2,966
Change in fair value of mandatorily redeemable shares		-	200,004	198,212	8,952
Depreciation expense		32,208	16,042	11,665	7,840
Amortization expense		31,957	2,556	72	732
EBITDA		$ 81,228	$ 4,806	$ 42,471	$ 14,071
Adjustments					
Executive compensation	(A)	$ -	$ 2,447	$ 13,420	$ 8,266
Stock appreciation rights expense (benefit)	(B)	2,268	1,368	1,061	253
Redeemable noncontrolling interests	(C)	1,859	3,028	2,195	407
Equity-based compensation	(D)	6,455	28	82	(154)
AEA transaction related costs	(E)	837	67,964	230	133
Severance costs and other permitted costs	(F)	413	-	(30)	(205)
Transaction costs (acquisition and other)	(G)	1,891	-	-	-
Loss (gain) on disposal of assets		1,089	(864)	(2,231)	(556)
AEA management fee	(H)	2,250	188	-	-
Effects of fair value adjustments to inventory	(I)	5,012	8,289	-	-
Interest rate swap / cap mark-to-market	(J)	2,494	(192)	313	-
Pension withdrawal	(K)	-	-	-	10,179
Total Add-Backs		24,568	82,256	15,040	18,323
Adjusted EBITDA		$105,796	$ 87,062	$ 57,511	$ 32,394

Commentary

A. Represents compensation paid to certain executives who were majority owners prior to the AEA acquisition of GMS. Following the acquisition, these executives' compensation agreements were amended and, going forward, GMS does not anticipate additional adjustments

B. Represents non-cash compensation expenses related to stock appreciation rights agreements

C. Represents non-cash compensation expense related to changes in the fair values of noncontrolling interests

D. Represents non-cash equity-based compensation expense related to the issuance of stock options

E. Represents non-recurring expenses related specifically to the AEA acquisition of GMS

F. Represents severance and other costs permitted in calculations under the ABL Facility and the First Lien Facility

G. Represents one-time costs related to our initial public offering and acquisitions (including the Acquisition) paid to third party advisors, including fees to financial advisors, accountants, attorneys and other professionals as well as costs related to the retirement of corporate stock appreciation rights. Also included are one-time bonuses paid to certain employees in connection with the Acquisition

H. Represents management fees paid to AEA, which were discontinued after the IPO.

I. Non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value

J. Mark-to-market adjustments for certain financial instruments

K. Represents costs incurred in connection with withdrawal from a multi-employer pension plan

(1) FY14 is comprised of 11 month period (predecessor) and one month period (successor)

GMS GYPSUM MANAGEMENT & SUPPLY
30

LTM Net Income to Pro Forma Adjusted EBITDA

Pro Forma Adjusted EBITDA Reconciliation

($ in 000s) *(Unaudited)*		2017	2016	2015
Net Income (Loss)		$ 48,886	$ 12,564	$ (11,697)
Add: Income Tax Expense		22,654	12,584	(6,626)
Less: Interest Income		(152)	(928)	(1,010)
Add: Interest Expense		36,463	37,418	36,396
Add: Depreciation Expense		25,565	26,667	32,208
Add: Amortization Expense		43,675	37,548	31,957
EBITDA		$ 177,091	$ 125,853	$ 81,228
Adjustments				
Stock appreciation rights expense (benefit)	(A)	148	1,988	2,268
Redeemable noncontrolling interests	(B)	3,536	880	1,859
Equity-based compensation	(C)	2,534	2,699	6,455
AEA transaction related costs	(D)	-	-	837
Severance and other permitted costs	(E)	(157)	379	413
Transaction costs (acquisition and other)	(F)	2,249	3,751	1,891
(Gain) on disposal of assets		(338)	(645)	1,089
AEA management fee	(G)	188	2,250	2,250
Effects of fair value adjustments to inventory	(H)	946	1,009	5,012
Secondary Public Offering	(I)	1,385	-	-
Interest rate swap / cap mark-to-market	(J)	382	19	2,494
Debt Related Costs	(K)	265	-	-
Total Add-Backs		$ 11,138	$ 12,330	$ 24,568
Adjusted EBITDA		$ 188,229	$ 138,183	$ 105,796
Contributions from acquisitions	(L)	9,500	12,093	8,064
Pro Forma Adjusted EBITDA		$ 197,729	$ 150,276	$ 113,860

Commentary

A. Represents non-cash compensation expenses related to stock appreciation rights agreements

B. Represents non-cash compensation expense related to changes in the fair values of noncontrolling interests

C. Represents non-cash equity-based compensation expense related to the issuance of stock options

D. Represents non-recurring expenses related specifically to the AEA acquisition of GMS

E. Represents severance and other costs permitted in calculations under the ABL Facility and the First Lien Facility

F. Represents one-time costs related to our initial public offering and acquisitions (including the Acquisition) paid to third party advisors, including fees to financial advisors, accountants, attorneys and other professionals as well as costs related to the retirement of corporate stock appreciation rights. Also included are one-time bonuses paid to certain employees in connection with the Acquisition

G. Represents management fees paid to AEA, which were discontinued after the IPO.

H. Non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value

I. Represents costs paid to third party advisors related to the secondary public offerings of our common stock

J. Mark-to-market adjustments for certain financial instruments

K. Represents costs paid to third party advisors related to debt refinancing activities.

L. Pro forma impact of earnings from acquisitions from the beginning of the LTM period to the date of acquisition

GMS
GYPSUM MANAGEMENT & SUPPLY

31

Quarterly Cash Flows

($ in millions)	Historical									
(Unaudited)	1Q16	2Q16	3Q16	4Q16	FY16	1Q17	2Q17	3Q17	4Q17	FY17
Net income (loss)	$ 3.0	$ 2.8	$ (2.2)	$ 8.9	$ 12.6	$ 9.2	$ 17.2	$ 8.2	$ 14.3	$ 48.9
Non-cash changes	(2.6)	17.2	12.2	35.4	62.2	(5.0)	11.5	23.8	30.1	60.4
Changes in primary working capital components:										
Trade accounts and notes receivable	(21.8)	(2.1)	25.8	(29.2)	(27.3)	(19.4)	0.0	16.1	(17.2)	(20.4)
Inventories	0.4	(0.6)	(0.0)	(0.4)	(0.7)	(17.1)	3.7	(12.3)	7.3	(18.4)
Accounts payable	2.7	(1.2)	(15.6)	15.2	1.1	1.7	(1.1)	(0.3)	(4.1)	(3.8)
Cash provided by (used in) operating activities	**(18.4)**	**16.1**	**20.2**	**29.8**	**47.7**	**(30.6)**	**31.3**	**35.6**	**30.4**	**66.7**
Purchases of property and equipment	(1.5)	(1.2)	(1.3)	(3.7)	(7.7)	(2.6)	(2.4)	(1.9)	(4.2)	(11.1)
Proceeds from sale of assets	0.4	5.7	0.7	3.1	9.8	0.8	0.5	1.9	0.8	4.0
Purchase of financial instruments	-	-	-	-	-	-	-	-	-	-
Acquisitions of businesses, net of cash acquired	-	(4.0)	(84.3)	(31.9)	(120.2)	(26.6)	(113.4)	(6.0)	(4.5)	(150.4)
Cash (used in) provided by investing activities	**(1.0)**	**0.4**	**(84.9)**	**(32.5)**	**(118.0)**	**(28.3)**	**(115.3)**	**(6.0)**	**(7.9)**	**(157.5)**
Cash provided by (used in) financing activities	**20.3**	**(20.3)**	**62.6**	**14.4**	**77.1**	**49.7**	**90.5**	**(35.4)**	**(18.5)**	**86.3**
Increase (decrease) in cash and cash equivalents	0.9	(3.7)	(2.0)	11.7	6.8	(9.2)	6.6	(5.8)	4.0	(4.5)
Balance, beginning of period	12.3	13.2	9.4	7.4	12.3	19.1	9.8	16.4	10.6	19.1
Balance, end of period	**$ 13.2**	**$ 9.4**	**$ 7.4**	**$ 19.1**	**$ 19.1**	**$ 9.8**	**$ 16.4**	**$ 10.6**	**$ 14.6**	**$ 14.6**
Supplemental cash flow disclosures:										
Cash paid for income taxes	$ 4.5	$ 9.7	$ 8.0	$ 3.9	$ 26.1	$ 6.5	$ 24.3	$ 9.0	$ 9.3	$ 49.2
Cash paid for interest	$ 7.9	$ 8.6	$ 8.3	$ 9.8	$ 34.6	$ 6.6	$ 6.6	$ 6.9	$ 6.4	$ 26.4

GMS
GYPSUM MANAGEMENT & SUPPLY

32

SG&A Adjustments Table

GAAP SG&A Reconciliation

(Unaudited) *($ in millions)*		1Q16	2Q16	3Q16	4Q16	FY2016	1Q17	2Q17	3Q17	4Q17	FY2017
SG&A - Reported		**$ 110.2**	**$ 114.4**	**$ 112.2**	**$ 133.2**	**$ 470.0**	**$ 135.1**	**$ 149.8**	**$ 147.3**	**$ 153.0**	**$ 585.1**
Adjustments											
Stock appreciation rights expense (benefit)	(A)	(0.6)	(0.7)	(0.3)	(0.4)	(2.0)	0.1	0.1	0.5	(0.9)	(0.1)
Redeemable noncontrolling interests	(B)	(0.6)	(0.5)	(0.2)	0.3	(0.9)	(0.3)	(2.5)	(0.3)	(0.5)	(3.5)
Equity-based compensation	(C)	(0.5)	(0.9)	(0.7)	(0.6)	(2.7)	(0.7)	(0.7)	(0.6)	(0.6)	(2.5)
Severance and other permitted costs	(D)	(0.6)	(0.8)	(0.1)	1.1	(0.4)	(0.1)	(0.1)	(0.1)	0.5	0.2
Transaction costs (acquisition and other)	(E)	(0.4)	(1.3)	(1.1)	(0.9)	(3.8)	(0.7)	(1.8)	(0.6)	0.8	(2.2)
Loss (gain) on disposal of assets		0.0	(0.3)	0.2	0.7	0.6	0.2	(0.1)	0.1	0.1	0.3
AEA management fee	(F)	(0.6)	(0.6)	(0.6)	(0.6)	(2.3)	(0.2)	-	-	-	(0.2)
Secondary Public Offering	(G)	-	-	-	-	-	-	-	-	(1.4)	(1.4)
Debt Related Costs	(H)	-	-	-	-	-	-	-	-	(0.3)	(0.3)
SG&A - Adjusted		**$ 107.1**	**$ 109.3**	**$ 109.5**	**$ 131.6**	**$ 457.6**	**$ 133.4**	**$ 144.7**	**$ 146.4**	**$ 150.8**	**$ 575.3**

Commentary

A. Represents non-cash compensation expenses related to stock appreciation rights agreements

B. Represents non-cash compensation expense related to changes in the fair values of noncontrolling interests

C. Represents non-cash equity-based compensation expense related to the issuance of stock options

D. Represents severance and other costs permitted in calculations under the ABL Facility and the First Lien Facility

E. Represents one-time costs related to our initial public offering and acquisitions (including the Acquisition) paid to third party advisors, including fees to financial advisors, accountants, attorneys and other professionals as well as costs related to the retirement of corporate stock appreciation rights. Also included are one-time bonuses paid to certain employees in connection with the Acquisition

F. Represents management fees paid to AEA, which were discontinued after the IPO. 1Q17 includes fees paid for the month of May

G. Represents costs paid to third party advisors related to the secondary public offerings of our common stock

H. Represents costs paid to third party advisors related to debt refinancing activities.

GMS
GYPSUM MANAGEMENT & SUPPLY

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